UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
 ____________________
Date of Report (Date of earliest event reported): March 22, 2013
Accenture plc
(Exact name of Registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Grand Canal Square,
Grand Canal Harbour,
Dublin 2, Ireland
(Address of principal executive offices)
Registrant’s telephone number, including area code: (353) (1) 646-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2013, Accenture plc (“Accenture” or the “Company”) announced that Pamela J. Craig will step down as the Company’s chief financial officer on July 1, 2013 and retire from the Company on August 31, 2013. David P. Rowland will become chief financial officer, effective July 1, 2013.
Mr. Rowland, 52, is currently senior vice president–Finance, with global responsibility for Accenture’s Finance Operations, which includes approximately 3,500 finance professionals focused on client finance, country controllership and operating group and growth platform finance activities. He has served in this role since October 2006. He is a member of Accenture’s Global Management Committee and serves on the board of directors for Avanade, a joint venture of Accenture and Microsoft.  Mr. Rowland began his career with Accenture in 1983.

No determination regarding compensation arrangements relating to Mr. Rowland’s promotion to chief financial officer has been made as of the date of filing of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are attached to this Current Report on Form 8-K

99	News release issued March 28, 2013, filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 28, 2013	ACCENTURE PLC

	By:	/s/ Julie Spellman Sweet
	Name:	Julie Spellman Sweet
	Title:	General Counsel, Secretary & Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
99	News release issued March 28, 2013, filed herewith